Exhibit 32.2


                                  CERTIFICATION


            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


The undersigned officers hereby certifies that, to his knowledge, (1) the quarterly report on Form 10-Q of Productivity Technologies Corp. for the quarter ended September 30, 2004 as to which this Certification is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and (2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Productivity Technologies Corp..


Date: November 16, 2004


/s/ Jesse A. Levine
---------------------------
Jesse A. Levine,
Vice President and Chief Financial Officer